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                                                                  EXHIBIT 23.2

[ADD SYCR CONSENT]

August 7, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Providential Holdings, Inc. - Form SB-2

Dear Sir/Madame:

         I have acted as counsel to Providential Holdings, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form SB-2 relating to the registration of 60,119,823 shares of its common stock ("Shares"), $0.04 par value per Share. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                             Sincerely,


                                             /s/  Shivbir S. Grewal
                                             ----------------------
                                             Shivbir S. Grewal, Esq.